UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 16, 2009
Commercial Vehicle Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50890	41-1990662

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7800 Walton Parkway, New Albany, Ohio	43054

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 614-289-5360
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective March 16, 2009, James F. Williams has elected to move to a new role within Commercial Vehicle Group, Inc. (the “Company”) in order to better support the current strategic needs of the Company. Mr. Williams will assume responsibilities related to strategic sales, human resources, legal and special operations support as well as community relations. The duties of this new role do not require Jim to continue to serve as an executive officer of the Company. In this new role, he will continue as Vice President of Organizational Development and CVG University for the Company reporting to Mervin Dunn, President and Chief Executive Officer. In connection with this change, an annual base salary of $150,000 with an annual target incentive bonus equal to 25% of base salary has been approved by the Compensation Committee of the Board of Directors of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commercial Vehicle Group, Inc.
March 16, 2009	By:	/s/ Chad M. Utrup
		Name:	Chad M. Utrup
		Title:	Chief Financial Officer

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